UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA (State or other Jurisdiction of incorporation)	0-19179 (Commission File Number)	56-1837282 (IRS Employer Identification No.)

1000 PROGRESS PLACE NE P.O. BOX 227 CONCORD, NORTH CAROLINA (Address of principal executive offices)	28026-0227 (Zip Code)

Registrant’s telephone number, including area code: (704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, the Board of Directors of CT Communications, Inc. (the “Company”) approved the establishment of a director stock unit program for non-employee directors of the Company (the “Director Stock Unit Program”) and terminated the Company’s program of awarding stock options to non-employee directors annually and upon their initial appointment or election to the Board of Directors as part of their annual compensation.

A description of the Company’s Director Stock Unit Program is attached hereto as Exhibit 10 and is hereby incorporated by reference.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 24, 2005, at a meeting of the Board of Directors of the Company, the Company was advised that Samuel E. Leftwich plans to retire from his service on the Board of Directors at the expiration of his term effective as of the Company’s annual meeting of shareholders scheduled for April 28, 2005. As a result, Mr. Leftwich will not stand for re-election to the Board when his term as a director expires on April 28, 2005.

ITEM 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

          10           Description of Director Stock Unit Program

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC. (Registrant)
Date: March 2, 2005	By:	/s/ Ronald A. Marino
Ronald A. Marino Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10	Description of Director Stock Unit Program